UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2011

FSB Community Bankshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

United States	000-52751	74-3164710
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 South Main Street, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (585) 223-9080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On June 14, 2011, FSB Community Bankshares, Inc. (the “Company”) was notified that the independent registered public accounting firm of ParenteBeard LLC was selling its Syracuse branch office to the Bonadio Group effective August 1st 2011.  As a result of a shift in focus of ParenteBeard LLC away from the Central New York Region, on July 18, 2011, the Audit Committee of the Board of Directors of FSB Community Bankshares, Inc. approved the dismissal of ParenteBeard LLC. Such termination was effective with the completion of services related to the review of the Company’s March 31, 2011 financial statements. On July 18, 2011, ParenteBeard LLC, our current independent registered public accountants, was notified of the dismissal.

The reports of ParenteBeard LLC on the financial statements of the Company for the years ended December 31, 2010 and 2009 did not contain either an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

The Company had no disagreements with ParenteBeard LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years or the subsequent interim period, which if not resolved to the satisfaction of ParenteBeard LLC would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

There were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

The Company has provided ParenteBeard LLC with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K. The Company requested that ParenteBeard LLC deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A copy of the letter of ParenteBeard LLC is filed as Exhibit 16 to this Form 8-K Current Report.

(b) On July 18, 2011, the Audit Committee of the Board of Directors approved the engagement of Bonadio & Co., LLP as the Company’s independent registered public accountant for the Company’s fiscal year ending December 31, 2011 and the interim periods prior to such year-end subsequent to the engagement date. During the Company’s two most recent fiscal years and any subsequent interim period, neither the Company nor anyone on its behalf has consulted with Bonadio & Co., LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was the subject of a disagreement within the meaning of Item 304 (a)(1)(iv) of Regulation S-K, or (iv) any reportable event within the meaning of Item 304 (a)(1)(v) of Regulation S-K.

Item 9.01.        Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information	Not Applicable.
(c)	Shell Company Transactions	Not Applicable.
(d)	Exhibits.

	Exhibit No. 16	Description
Change in Auditors’ Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FSB COMMUNITY BANKSHARES, INC.
DATE: July 22, 2011	By:	/s/ Kevin D. Maroney
Kevin D. Maroney
Chief Financial Officer